                        DiVall Income Properties 3, L.P.
                                 QUARTERLY NEWS


================================================================================
  A publication of The Provo Group, Inc.                SECOND QUARTER 2001

A New Tenant on the Horizon

To briefly reiterate what was reported last quarter, the Hardee's in Oak Creek, WI agreed to a termination fee of 24 months rent or $181,000 to be paid in four installments. Hardee's has already paid the first installment, and we are already negotiating a ten (10) year Lease deal with a new tenant. We hope to be able to report to you next quarter that the lease has been executed. At that time, we will disclose all the pertinent terms of the Lease (rents, concept, improvements).

What happened to Wendy's? If you recall, Wendy's was very interested in the Oak Creek property. However, they wanted to purchase the property ... not lease it. As we explained last quarter, we could not sell this property by itself, as we would be left with an even smaller portfolio. Therefore, we encouraged Wendy's to purchase the entire portfolio. In the end, the only properties they were willing to purchase were the Hardee's and the broker was unable to find a purchaser for the remaining three (3) properties.

What now? Once we have the Oak Creek property leased and once that property has been operating long enough to report a few months sales, we hope to advertise this portfolio again for sale.

--------------------------------------------------------------------------------

                             Distribution Highlights

 .    The Second Quarter distribution represents a 11.4% (approx.) annualized return based on $3,500,000 (estimated net asset value as of 12/31/00).

 .    $100,000 total amount distributed for the Second Quarter 2001 which was
     $35,000 higher than originally projected.

 .    $5.85 per unit (approx.) for the Second Quarter 2001 from cash flow from operations.

 .    $713.00 to $553.00 range of distributions per unit from the first unit sold
                                                                 -----
     to the last unit sold before the offering closed (April 1992),
            ----
     respectively. [NOTE: Distributions are from both cash flow from operations
                                                 ----
     and "net" cash activity from financing and investing activities.]

Page 2                            DiVall 3                               1 Q 01


Statements of Income and Cash Flow Highlights

 .   Revenues were more than 100% higher than projected.

 .   The increase in revenue is almost entirely due to the termination fee for the Hardee's (Oak Creek) property. Although only the first installment has been received, accounting procedures require us to recognize the entire amount as income.

 .   There was an 5% decrease in "total" expenses from projections.

 .   The decrease relates to the remaining deferred leasing commission net balance for Hardee's (Oak Creek) which was written off due to the lease termination.

                      ----------------------------------

                               Property Highlights

     Hardee's (Oak Creek, WI) has vacated the property. The first installment of the Termination fee was received in June, the subsequent payments are due on August 1, 2001, November 1, 2001 and February 1, 2002. .

                 . There were NO delinquences at June 30, 2001.

--------------------------------------------------------------------------------

                                 To Contact Us:

               --------------------------------------------------

                             The Provo Group, Inc.
                        101 W. 11/th/ Street, Suite 1110
                              Kansas City, MO 64105

                            TOLL FREE (800) 547-7686
                                OR (816) 421-7444
                     E-Mail us at: mevans@theprovogroup.com

               --------------------------------------------------


       The Next Distribution Payment will be mailed on November 15, 2001.

----------------------------------------------------------------------------------------------------------------------------

                                                  DIVALL INCOME PROPERTIES 3 L.P.
                                            STATEMENTS OF INCOME AND CASH FLOW CHANGES
                                          FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2001

----------------------------------------------------------------------------------------------------------------------------
                                                                    PROJECTED             ACTUAL                 VARIANCE
                                                                 -------------      -----------------          -------------
                                                                      2ND                  2ND
                                                                    QUARTER              QUARTER                   BETTER
OPERATING REVENUES                                                  6/30/01              6/30/01                   (WORSE)
                                                                 -------------      -----------------          -------------
Rental income                                                         $101,925              $  87,259               ($14,666)
Interest income                                                          7,325                  5,590                 (1,735)
Lease Termination Fee                                                        0                181,000                181,000
Other income                                                                 0                  1,642                  1,642
                                                                 -------------           ------------          -------------
TOTAL OPERATING REVENUES                                              $109,250              $ 275,490              $ 166,240
                                                                 -------------           ------------          -------------
OPERATING EXPENSES
      Insurance                                                       $    732              $     804                   ($72)
      Management fees                                                   17,172                 17,345                   (173)
      Overhead allowance                                                 1,386                  1,405                    (19)
      Advisory Board                                                     1,314                  1,313                      2
      Administrative                                                    12,217                  9,194                  3,023
      Professional services                                              5,190                  5,615                   (425)
      Auditing                                                           9,299                  9,663                   (364)
      Legal                                                              2,250                  1,287                    963
      Defaulted tenants                                                    300                     79                    221
                                                                 -------------           ------------          -------------
    TOTAL OPERATING EXPENSES                                          $ 49,860              $  46,703              $   3,157
                                                                 -------------           ------------          -------------
    INVESTIGATION AND RESTORATION EXPENSES                                  $0              $      64                   ($64)
                                                                 -------------           ------------          -------------
    NON-OPERATING EXPENSES
      Depreciation                                                    $ 16,324              $  16,324              $       0
      Amortization                                                         446                  6,827                 (6,381)
                                                                 -------------           ------------         --------------
    TOTAL NON-OPERATING EXPENSES                                      $ 16,770              $  23,151                ($6,381)
                                                                 -------------           ------------          -------------
    TOTAL EXPENSES                                                    $ 66,630              $  69,918                ($3,288)
                                                                 -------------           ------------          -------------
    NET INCOME                                                        $ 42,620              $ 205,572              $ 162,952

    OPERATING CASH RECONCILIATION:                                                                               VARIANCE
                                                                                                              --------------
      Depreciation and amortization                                     16,770                 23,151                  6,381
      Recovery of amounts previously written off                             0                 (1,610)                (1,610)
      (Increase) Decrease in current assets                             (3,846)               (16,080)               (12,234)
      Increase (Decrease) in current liabilities                        (4,702)                 6,204                 10,906
      (Increase) Decrease in cash reserved for payables                  4,532                 15,000                 10,468
      Advance from/(to) future cash flows for current
        distributions                                                    9,825                    560                 (9,265)
                                                                 -------------           ------------         --------------
    Net Cash Provided From Operating Activities                       $ 65,199              $ 232,797              $ 167,598
                                                                 -------------           ------------          -------------
  CASH FLOWS FROM (USED IN) INVESTING
      AND FINANCING ACTIVITIES
      Investment in Deferred Leasing Commission                              0                      0                     0
      Notes Receivable- Hardee's Food Systems                                0               (135,750)             (135,750)
      Recoveries from former general partners                                0                  1,610                 1,610
                                                                 -------------           ------------         -------------
    Net Cash Provided from Investing And Financing
      Activities                                                      $      0              ($134,141)            ($134,141)
                                                                 -------------           ------------         -------------

    Total Cash Flow For Quarter                                       $ 65,199              $  98,657              $ 33,458

    Cash Balance Beginning of Period                                   278,748                270,444                (8,304)
    Less 1st quarter distributions paid 5/01                           (65,000)               (65,000)                    0
    Change in cash reserved for payables or distributions              (14,357)               (15,560)               (1,203)
                                                                 -------------           ------------         -------------
    Cash Balance End of Period                                        $264,590              $ 288,541              $ 23,951

    Cash reserved for 2nd quarter L.P. distributions                   (65,000)              (100,000)              (35,000)
    Cash advanced from (reserved for) future distributions              (2,440)                (2,440)                    0
    Cash reserved for payment of payables                              (46,996)               (50,758)               (3,762)
                                                                 -------------           ------------         --------------
    Unrestricted Cash Balance End of Period                           $150,154              $ 135,343               ($14,811)
                                                                 =============           ============         ==============
----------------------------------------------------------------------------------------------------------------------------
                                                                    PROJECTED             ACTUAL                 VARIANCE
                                                                 -----------------------------------------------------------
*   Quarterly Distribution                                            $ 65,000              $ 100,000              $  35,000
    Mailing Date                                                       8/15/01              (enclosed)                     -
----------------------------------------------------------------------------------------------------------------------------

* Refer to distribution letter for detail of quarterly distribution.

PROJECTIONS FOR
DISCUSSION PURPOSES

                  DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP
                              2001 PROPERTY SUMMARY
                         AND RELATED ESTIMATED RECEIPTS



PORTFOLIO (Note 1)

                                      ------------------------------------------ -------------------------------------------------
                                                       REAL ESTATE                                   EQUIPMENT
                                      ------------------------------------------ -------------------------------------------------
                                                         ANNUAL                           LEASE                 ANNUAL
                                                          BASE         %                EXPIRATION               LEASE      %
------------------------------------
CONCEPT            LOCATION                COST           RENT       YIELD                 DATE        COST    RECEIPTS   RETURN
------------------------------------  ------------------------------------------ -------------------------------------------------
APPLEBEE'S         PITTSBURGH, PA          891,333         116,040       13.02%                       290,469              0.00%
     "                  "                                                                              58,094              0.00%

DENNY'S            CO SPRINGS, CO          580,183          77,460       13.35%                       210,976       0      0.00%
DENNY'S            ENGLEWOOD, CO           213,211          35,880       16.83%                       210,976              0.00%

HARDEE'S (3)       ST. FRANCIS, WI       1,194,381          92,000        7.70%                 (2)   369,688       0      0.00%
    "                  "                                                                        (2)    84,500       0      0.00%

HARDEE'S (3)       OAK CREEK, WI         1,341,906          29,332        2.19%    4/30/01 (4)  (2)   482,078       0      0.00%
    "                  "                                                                        (2)   105,488       0      0.00%

------------------------------------  ------------------------------------------ -------------------------------------------------

------------------------------------  ------------------------------------------                   -------------------------------
  PORTFOLIO TOTALS (5 Properties)        4,221,014         350,712        8.31%                      1,812,269       0      0.00%
------------------------------------  ------------------------------------------                   -------------------------------

                                      ----------------------------------------
                                                        TOTALS
                                      ----------------------------------------

                                                         ANNUAL          %
------------------------------------
CONCEPT            LOCATION                  COST       RECEIPTS       RETURN
------------------------------------  ----------------------------------------
APPLEBEE'S         PITTSBURGH, PA          1,239,896       116,040      9.36%
     "                  "

DENNY'S            CO SPRINGS, CO            791,159        77,460      9.79%
DENNY'S            ENGLEWOOD, CO             424,187        35,880      8.46%

HARDEE'S (3)       ST. FRANCIS, WI         1,648,569        92,000      5.58%
    "                  "

HARDEE'S (3)       OAK CREEK, WI           1,929,472        29,332      1.52%
    "                  "

------------------------------------  ----------------------------------------

------------------------------------  ----------------------------------------
  PORTFOLIO TOTALS (5 Properties)          6,033,283       350,712      5.81%
------------------------------------  ----------------------------------------




Note 1: This property summary includes only current property and equipment held by the Partnership. Equipment lease receipts shown include a return of capital.
     2: The lease was terminated and the equipment sold to Hardee's Food Systems in conjunction with their assumption of the Terratron leases.
     3: These leases were assumed by Hardee's Food Systems at rental rates lower than those stated in the original leases.
     4: The lease with Hardee's Food Systems was terminated as of April 30,
        2001. Management is seeking to re-lease the vacant property .